Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

Record Subscription and Transaction Revenue Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 11, 2015 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the fourth quarter ended June 30, 2015.

Revenues for the fourth quarter were $85.4 million, an increase of $3.7 million, or 8% on a constant currency basis, from the fourth quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 15% on a constant currency basis from the fourth quarter of last year to $44.7 million.

Gross margin for the fourth quarter was $49.3 million, an increase of $2.8 million from the fourth quarter of last year. Net loss for the fourth quarter was $21.6 million, including the effect of a $16 million non-cash charge related to the establishment of a reserve against certain US-based deferred tax assets. Net loss per share was $0.57 in the fourth quarter compared to $0.04 in the fourth quarter of last year.

Core net income for the fourth quarter was $13.4 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $8.5 million, equity-based compensation of $7.5 million, non-cash interest expense associated with our convertible notes of $3.1 million and non-cash expense associated with a reserve established against a portion of our US deferred tax assets of $16 million. Core earnings per share was $0.35.

“We are pleased to report a strong fourth quarter which completes a record fiscal year”, said Rob Eberle, President and CEO of Bottomline Technologies. “Earlier this year we saw an opportunity to invest in several key product sets in order to extend our leadership position and drive future growth and profitability. The strong demand we saw for our offerings in the quarter confirms the technology investments we have made are well received by the market. As we enter the new fiscal year, our pipeline is strong and we are committed to executing against our plan. We are confident our efforts will drive top line growth, expanding margins and delivering shareholder value in the years to come.”

Revenues for the year ended June 30, 2015 increased 10% to $330.9 million as compared with $300.6 million for the year ended June 30, 2014. Subscription and transaction revenues increased 21% to $171.4 million in the year ended June 30, 2015 from $141.1 million in the year ended June 30, 2014. Net loss for the year ended June 30, 2015 was $34.7 million. Net loss per share was $0.92 for the year ended June 30, 2015 compared to $0.52 for the year ended June 30, 2014. Net loss for the year ended June 30, 2015 included the effect of a $16 million non-cash charge related to a reserve recorded against certain US-based deferred tax assets.

Core net income for the year ended June 30, 2015 was $55.2 million. Core net income excludes acquisition and integration-related expenses (including amortization of intangible assets) of $33.2 million, equity-based compensation of $27 million, restructuring expenses of $1.3 million, non-cash interest expense associated with our convertible notes of $12.1 million and non-cash expense associated with a reserve established against a portion of our US deferred tax assets of $16 million. Core earnings per share was $1.44 for the year ended June 30, 2015 compared to $1.29 for the year ended June 30, 2014.

Fourth Quarter Customer Highlights

•	Twenty-two leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform, including one of the country’s leading food processing companies as well as other leading institutions in hospitality, property management and healthcare.

•	Chosen by twelve leading organizations, including CorVel Enterprise Comp Inc. and J.C. Penney Corporation, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed nine new Digital Banking deals, enabling banks to grow revenues and relationships by deploying innovative digital capabilities.

•	Entered into a multi-year contract to provide Bottomline’s Patient Privacy and Data Security with Cedars Sinai. This patented solution offers a non-invasive approach to monitor, replay, and analyze user behavior across multiple systems and applications.

•	Companies such as First National Bank, Dart Group Plc and Banque Cantonale de Geneve selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

Fourth Quarter Strategic Corporate Highlights

•	Launched Digital Banking 3.0, which allows the bank to better target their sales and marketing revenues while providing the bank’s business customers with increased financial management capabilities.

•	Deployed Legal-X 11, which provides increased capabilities for insurance companies to manage legal spend.

•	Launched Bottomline’s Patient Privacy and Data Security for Healthcare to address critical gaps in safeguarding sensitive patient data.

•	Announced a one-million share stock repurchase program to be completed by December 31, 2015.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. Our non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, equity-based compensation, acquisition and integration-related expenses, restructuring related costs, non-cash pension expenses, non-core charges associated with our convertible notes, charges related to reserves established or released against our deferred tax assets and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of non-cash interest expense. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of our acquisition and integration efforts. Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Non-GAAP Financial Measures Continued

A reconciliation of our GAAP results to our non-GAAP results for the three and twelve months ended June 30, 2015 and 2014 is as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	(in thousands)		(in thousands)
	2015	2014	2015	2014
GAAP net loss	$(21,620)	$(1,481)	$(34,680)	$(19,104)
Amortization of intangible assets	8,197	7,579	30,383	26,242
Equity-based compensation	7,462	6,029	27,025	22,821
Acquisition and integration-related expenses	282	732	2,835	5,367
Restructuring expenses (benefit)	(49)	311	1,297	1,371
Other non-core (income) expense	(69)	—	76	—
Non-cash pension expense	14	93	56	331
Non-cash interest expense	3,111	2,918	12,149	11,397
Non-core income tax benefit	—	(1,301)	—	—
Record US deferred tax asset valuation allowance	16,034	—	16,034	—

Core net income	$13,362	$14,880	$55,175	$48,425

GAAP diluted shares	38,662	38,073	38,212	37,936
Impact of note hedges	—	(142)	—	(366)

Core diluted shares	38,662	37,931	38,212	37,570

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended		% Increase
	June 30,			Constant Rates (1)
	2015	2014	GAAP
	(in thousands)

Total Revenues	$85,370	$81,679	5%	8%
Subscription and Transaction Revenues	44,699	39,614	13%	15%

1)	Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior- period results using current-year GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize financially-oriented operations and build deeper customer and partner relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our growth plans, achieve future growth and profitability, and expand margins. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2014 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2015	2014
Revenues:
Subscriptions and transactions	$44,699	$39,614
Software licenses	5,752	5,025
Service and maintenance	32,919	34,967
Other	2,000	2,073

Total revenues	85,370	81,679

Cost of revenues:
Subscriptions and transactions	20,698	19,256
Software licenses	445	339
Service and maintenance	13,447	14,029
Other	1,512	1,594

Total cost of revenues	36,102	35,218

Gross profit	49,268	46,461

Operating expenses:
Sales and marketing	21,156	19,008
Product development and engineering	11,758	11,362
General and administrative	8,530	8,393
Amortization of intangible assets	8,197	7,579

Total operating expenses	49,641	46,342

Income (loss) from operations	(373)	119

Other expense, net	(3,719)	(3,540)

Loss before income taxes	(4,092)	(3,421)
Provision (benefit) for income taxes	17,528	(1,940)

Net loss	$(21,620)	$(1,481)

Basic and diluted net loss per share	$(0.57)	$(0.04)

Shares used in computing basic and diluted net loss per share:	38,056	37,374

Core net income (1)	$13,362	$14,880

Diluted core net income per share(2)	$0.35	$0.39

1)	Core net income excludes charges for amortization of intangible assets of $8,197 and $7,579, acquisition and integration-related expenses of $282 and $732, restructuring expenses (benefit) of ($49) and $311, equity-based compensation of $7,462 and $6,029, non-cash pension expense of $14 and $93, expense to record a US deferred tax asset valuation allowance of $16,034 and $0, other non-core benefits of $69 and $1,301 and non-core charges associated with our convertible notes of $3,111 and $2,918 for the three months ended June 30, 2015 and 2014, respectively.
2)	Shares used in computing diluted core earnings per share were 38,662 and 37,931 for the three months ended June 30, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Twelve Months Ended June 30,
	2015	2014
Revenues:
Subscriptions and transactions	$171,361	$141,103
Software licenses	21,907	20,769
Service and maintenance	130,183	131,531
Other	7,438	7,182

Total revenues	330,889	300,585

Cost of revenues:
Subscriptions and transactions	79,397	69,220
Software licenses	1,583	1,602
Service and maintenance	53,094	54,463
Other	5,367	5,383

Total cost of revenues	139,441	130,668

Gross profit	191,448	169,917

Operating expenses:
Sales and marketing	80,151	72,707
Product development and engineering	47,185	39,725
General and administrative	34,492	33,721
Amortization of intangible assets	30,383	26,242

Total operating expenses	192,211	172,395

Loss from operations	(763)	(2,478)

Other expense, net	(15,553)	(14,544)

Loss before income taxes	(16,316)	(17,022)
Provision for income taxes	18,364	2,082

Net loss	(34,680)	(19,104)

Basic and diluted net loss per share	$(0.92)	$(0.52)

Shares used in computing basic and diluted net loss per share:	37,806	36,834

Core net income (1)	$55,175	$48,425

Diluted core net income per share(2)	$1.44	$1.29

1)	Core net income excludes charges for amortization of intangible assets of $30,383 and $26,242, acquisition and integration-related expenses of $2,835 and $5,367, restructuring expenses of $1,297 and $1,371, equity-based compensation of $27,025 and $22,821, non-cash pension expense of $56 and $331, expense to record a US deferred tax asset valuation allowance of $16,034 and $0, other non-core expense of $76 and $0 and non-core charges associated with our convertible notes of $12,149 and $11,397 for the twelve months ended June 30, 2015 and 2014, respectively.
2)	Shares used in computing diluted core earnings per share were 38,212 and 37,570 for the twelve months ended June 30, 2015 and 2014, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2015	June 30, 2014

Assets
Current assets:
Cash, cash equivalents and marketable securities	$144,388	$191,478
Accounts receivable	65,140	61,064
Other current assets	19,713	28,238

Total current assets	229,241	280,780

Property and equipment, net	47,579	35,901
Goodwill and intangible assets, net	400,650	372,495
Other assets	11,014	11,167

Total assets	$688,484	$700,343

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,623	$16,283
Accrued expenses	24,436	25,542
Deferred revenue	70,383	66,571

Total current liabilities	106,442	108,396

Convertible senior notes	159,760	148,795
Deferred revenue, non-current	17,624	15,997
Deferred income taxes	35,542	23,537
Other liabilities	20,578	16,192

Total liabilities	339,946	312,917

Stockholders’ equity
Common stock	40	39
Additional paid-in-capital	560,083	530,377
Accumulated other comprehensive income (loss)	(13,511)	6,816
Treasury stock	(34,167)	(20,579)
Accumulated deficit	(163,907)	(129,227)

Total stockholders’ equity	348,538	387,426

Total liabilities and stockholders’ equity	$688,484	$700,343